FORM 10Q/A                                                    SEPTEMBER 30, 1996
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                                 Exhibit No. 11

                                  IMATRON INC.
                        Computation of Per Share Earnings
                  (Amounts in thousands, except per share data)
                                   (Unaudited)


                                    Three Months Ended       Nine Months Ended
                                       September 30,           September 30,
                                   --------------------    --------------------
                                     1996        1995        1996        1995
                                   --------    --------    --------    --------
PRIMARY:                          (Restated)              (Restated)
Weighted average common shares
outstanding                          76,986      55,488      73,359      54,764
                                   --------    --------    --------    --------
      TOTAL                          76,986      55,488      73,359      54,764
                                   ========    ========    ========    ========

Net loss                           $   (281)   $ (3,132)   $ (7,704)   $   (297)
                                   ========    ========    ========    ========

Net loss per common share          $  (0.00)   $  (0.06)   $  (0.11)   $  (0.01)
                                   ========    ========    ========    ========

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